EXHIBIT 99.1
Contact:
                       Eugene F. Hovanec
                       Vice President, Finance & Chief Financial Officer Vitesse Semiconductor Corporation
                       (805) 388-3700

                       Vitesse Semiconductor Corporation Completes
                       Acquisition of SiTera, Incorporated

                       Camarillo, CA - (June 2, 2000) - Vitesse Semiconductor Corporation (NASDAQ:VTSS) announced today that it completed the acquisition of all of the equity interests of SiTera, Incorporated on May 31, 2000 for $750 million in common stock. The transaction will be accounted for as a pooling of interests.

                       Vitesse Semiconductor Corporation is a leading designer and supplier of innovative, high performance semiconductors utilizing state-of-the-art processes for the communications equipment manufacturers of next generation DWDM and optical networking, as well as storage area networking ICs and enclosure management products that monitor and communicate critical reliability and availability information. The Company's products address the needs of Core, Access, Optical and Enterprise network equipment manufacturers who demand a combination of high speed, high complexity and low power dissipation. Vitesse is headquartered in Camarillo, California and manufactures volume ICs at its two fabrication facilities in Camarillo and Colorado Springs.